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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 30, 2001


                           ACCLAIM ENTERTAINMENT, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      0-16986                 38-2698904
          --------                      -------                 ----------
(State or other jurisdiction       (Commission File No.)       (IRS Employer
     of incorporation)                                      Identification No.)


          One Acclaim Plaza
         Glen Cove, New York                                    11542-2709
         -------------------                                    ----------
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (516) 656-5000
                                                           --------------

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ITEM 5.  OTHER EVENTS

On July 30, 2001, Acclaim Entertainment, Inc. (the "Company") issued a total of 9,335,334 shares (the "Shares") of its common stock, par value $0.02 per share (the "Common Stock") in a private placement to certain qualified institutional buyers and accredited investors at a price of $3.60 per share, for aggregate gross proceeds of $33,607,201. The per share price represents an approximate 10 percent discount to the recent public trading price of the common stock. The proceeds of the private placement are intended to be used for ongoing product development for the next generation video game platforms, strategic acquisitions of additional properties, holiday season marketing and advertising campaigns, and the reduction of outstanding liabilities.

The private placement was effected under the exemption from registration provided under section 4(2) of the Securities Act of 1933. The Company has agreed to use its best efforts to register with the SEC all the common stock sold in the offering within 60 days following the closing. If such registration is not effective within 60 days following the closing, the Company must pay a penalty to each investor equal to one percent of the purchase price paid for the stock purchased by that investor.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits: 99.1 Acclaim Entertainment, Inc. Press Release, dated July 31, 2001.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ACCLAIM ENTERTAINMENT, INC.

                                        By: /s/ Gerard F. Agoglia
                                            -----------------------------------
                                        Name:  Gerard F. Agoglia
                                        Title: Executive Vice President
                                               and Chief Financial Officer



Date: August 1, 2001









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